EMPLOYMENT AGREEMENT

     This Agreement is made as of January 1, 2001 (the "Effective Date") between Interlott Technologies, Inc., a Delaware corporation ("Employer") and David F. Nichols ("Employee").

         Employer and Employee agree as follows:

1. Employment. By this Agreement, Employer and Employee set forth the terms of Employer's employment of Employee on and after the Effective Date.

2.   Term of  Agreement.  The  term of this  Agreement  initially  shall  be the five-year period commencing on the Effective Date. On the fourth anniversary of the Effective Date and on each subsequent anniversary of the Effective Date, the term of this Agreement automatically shall be extended a period of one additional year, unless Employer or Employee gives written notice of termination prior to such anniversary date. Notwithstanding the foregoing, the term of this Agreement is subject to termination as provided in Section 7.

3.   Duties.

     A. Employee will serve as President and Chief Executive Officer ("CEO") of Employer.

     B.   Employee  shall  furnish  such   managerial,   executive,   financial,
          technical, and other skills, advice, and assistance in operating Employer as Employer may reasonably request.

     C. Employee shall devote Employee's entire time, attention, and energies to the business of Employer. The words "entire time, attention, and energies" are intended to mean that Employee shall devote Employee's full effort during reasonable working hours to the business of Employer and shall devote at least 40 hours per week to the business of Employer.

4.   Compensation.

     A. Employee shall receive a base salary (the "Base Salary") of at least $220,000 per year, payable not less frequently than monthly, for each year during the term of this Agreement, subject to proration for any partial year. Such Base Salary, and all other amounts payable under this Agreement, shall be subject to withholding as required by law.

     B. In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") for each calendar year for which services are performed under this Agreement. Employee's Bonus shall be an amount equal to two and one half percent (2 1/2%) of Employer's

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          annual net after tax income as  reflected  in the  Employer's  audited annual financial statements for each year, plus an additional amount equal to 5% of Employer's calendar year over year after tax net income growth commencing with the year 2001. The Bonus will be due and payable within ninety (90) days of the end of each calendar year commencing with the year 2001.

     C. Employee shall receive a one time bonus in recognition of his efforts during 2000 ("2000 Bonus") of $100,000.00, to be paid within two weeks of the Effective Date.

     D. As of the Effective Date, Employee shall also receive under the Company's incentive stock option plan, options for 200,000 shares of the Company's stock ("Option Grant") with a strike price equal to the closing price of the Company's stock on the date of grant, with 25% of the options being vested upon grant and an additional 25% to vest at the beginning of each calendar year thereafter until 100% vested. The Option Grant shall be in addition to any other options awarded to Employee on an annual or other basis under the Company's incentive stock option plan.

     E. On at least an annual basis, Employee shall receive Base Salary increases reflecting changes in the cost of living as reflected in the Consumer Price Index for All Urban Consumers (CPI-U) and shall receive a performance review and be considered for performance based increases as well.

     F. Employee shall be granted a car expense allowance of Seven Hundred Fifty Dollars ($750) each month.

5. Expenses. All reasonable and necessary expenses incurred by Employee in the course of the performance of Employee's duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

6.   Benefits.

     A. While Employee remains in the employ of Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs, or equivalent plans and programs, which are made available to similarly situated officers of Employer, including benefits set forth in Attachment A.

     B. Notwithstanding anything contained herein to the contrary, the Base Salary and Bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under any disability plans made available to Employee by Employer.

     C. In Each year of this Agreement, Employee will be granted stock options as determined by the Company's Board of Directors under Employer's incentive stock option plan.


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

7.   Termination.

     A. (i) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under any disability benefit plan made available to Employee by Employer (the "Disability Plans"), over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability").

          (ii) If Employer or Employee elects to terminate this Agreement in the event of a Terminating Disability, such termination shall be effective immediately upon the giving of written notice by the terminating party to the other.

          (iii) Upon termination of this Agreement on account of Terminating Disability, Employer shall pay Employee Employee's accrued compensation hereunder, whether Base Salary, Bonus or otherwise (subject to offset for any amounts received pursuant to the Disability Plans), to the date of termination. For as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer for all other purposes and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Disability Plans and any other Employer plans in which Employee is then participating.

          (iv) If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such paid disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect.

     B. This Agreement terminates immediately and automatically on the death of the Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder, whether Base Salary, Bonus or otherwise, to the date of death.

     C. Employer may terminate this Agreement immediately, upon written notice to Employee, for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate this Agreement only if Employer's Board of Directors determines that there has been fraud, misappropriation or embezzlement on the part of Employee.

     D. Employer may terminate this Agreement immediately, upon written notice to Employee, for any reason other than those set forth in Sections 7(A), (B) and (C); provided, however, that Employer shall have no right to terminate under this Section 7(D) within two years after a Change in Control. In the event of a termination by Employer under this Section 7(D), Employer shall, within five days after the termination, pay Employee an amount equal to the greater of (i) two times the sum of the annual Base Salary rate in effect at the time of


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
          termination plus the amount of the immediately preceding Bonus earned by Employee, or (ii) if the Current Term is longer than two years, the sum of the Base Salary for the remainder of the Current Term (at the rate in effect at the time of termination) plus an amount equal to the immediately preceding Bonus earned by Employee for each calendar year commencing or ending during the remainder of the Current Term (subject to proration in the case of any calendar year ending after the Current
          Term). For the remainder of the Current Term, Employer shall continue to provide Employee with medical, dental, vision and life insurance coverage comparable to the medical, dental, vision and life insurance coverage in effect for Employee immediately prior to the termination; and, to the extent that Employee would have been eligible for any post-retirement medical, dental, vision or life insurance benefits from Employer if Employee had continued in employment through the end of the Current Term. To the extent not precluded by the Employer's 1994 Incentive Stock Option Plan ("Option Plan"), for purposes of any stock option or restricted stock grant outstanding immediately prior to the termination, Employee's employment with Employer shall not be deemed to have terminated until the end of the Current Term. In addition, Employee shall be entitled to receive, as soon as practicable after termination, an amount equal to the sum of (i) any forfeitable benefits under any qualified or nonqualified pension, profit sharing, 401(k) or deferred compensation plan of Employer which would have vested prior to the end of the Current Term if Employee's employment had not terminated plus (ii) if Employee is participating in a qualified or nonqualified defined benefit plan of Employer at the time of termination, an amount equal to the present value of the additional vested benefits which would have accrued for Employee under such plan if Employee's employment had not terminated prior to the end of the Current Term and if Employee's annual Base Salary and Bonus had neither increased nor decreased after the termination. For purposes of this Section 7(D), "Current Term" means the longer of (i) the two year period beginning at the time of termination or (ii) the unexpired term of this Agreement at the time of the termination, determined as provided in Section 2 but assuming that there is not automatic extension of the Agreement term after the termination. For purposes of this Section 7(D) and Section 7(E), "Change in Control" means a change in control as defined in Employer's 1994 Incentive Stock Option Plan, excepting that Board of Directors approval or ratification shall not be considered in determining whether a Change in Control has occurred for purposes of this Agreement.

     E. This Agreement shall terminate automatically in the event that there is a Change in Control and either (i) Employee elects to resign within 90 days after the Change in Control or (ii) Employee's employment with Employer is actually or constructively terminated by Employer within two years after the Change in Control for any reason other than those set forth in Sections 7(A), (B) or (C). For purposes of the preceding sentence, a "constructive" termination of Employee's employment shall be deemed to have occurred if, without Employee's consent, there is a material reduction in Employee's authority or responsibilities or if there is a reduction in Employee's Base Salary or Bonus formula from the amount in effect immediately prior to the Change in Control or if Employee is required by Employer to relocate from the city where Employee is residing immediately prior to the Change in Control. In the event of a termination under this Section 7(E), Employer shall pay

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

          Employee an amount equal to two times the sum of the annual Base Salary rate in effect at the time of termination plus an amount equal to the amount of the immediately preceding bonus earned by Employee, to the extent not precluded by the Option Plan all stock options shall become immediately exercisable (and Employee shall be afforded the opportunity to exercise them), and the restrictions applicable to all restricted stock shall lapse. For the remainder of the Current Term, Employer shall continue to provide Employee with medical, dental, vision and life insurance coverage in effect for Employee immediately prior to the termination; and, to the extent that Employee would have been eligible for any post-retirement medical, dental, vision or life insurance benefits from Employer if Employee had continued in employment through the end of the Current Term, Employer shall provide such post-retirement benefits to Employee after the end of the Current Term. Employee's accrued benefit under any nonqualified pension or deferred compensation plan maintained by Employer or any Affiliate shall become immediately vested and nonforfeitable, as well as benefits under any qualified pension or profit sharing or 401(k) plan maintained by Employer or any Affiliate plus (ii) if Employee is participating in a qualified or nonqualified defined benefit plan of Employer or any Affiliate at the time of termination, an amount equal to the present value of the additional benefits which would have accrued for Employee under such plan if Employee's employment had not terminated prior to the end of the Current Term and if Employee's annual Base Salary and Bonus target had neither increased nor decreased after the termination. Finally, to the extent that Employee is deemed to have received an excess parachute payment by reason of the Change in Control, Employer shall pay Employee an additional sum sufficient to pay (i) any taxes imposed under section 4999 of the Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under section 4999 of the Code. For purposes of this Section 7(E), "Current Term" means the longer of (i) the two year period beginning at the time of termination or (ii) the unexpired term of this Agreement at the time of the termination, determined as provided in Section 2 but assuming that there is no automatic extension of the Agreement term after the termination.

     F. Employee may resign upon 60 days' written notice to Employer. In the event of a resignation under this Section 7(F), this Agreement shall terminate and Employee shall be entitled to receive Employee's Base Salary through the date of termination, any Bonus earned but not paid at the time of termination and any other vested compensation or benefits called for under any compensation plan or program of Employer.

     G. Upon termination of this Agreement as a result of an event of termination described in this Section 7 and except for Employer's payment of the required payments under this Section 7 (including any Base Salary accrued through the date of termination, any Bonus earned for the year preceding the year in which the termination occurs and any nonforfeitable amounts payable under any employee plan), all further compensation under this Agreement shall terminate.

8. Assignment. As this is an agreement for personal services involving a relation of confidence and a trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are non-assignable by Employee.


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

9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered personally or by certified mail to Employee at Employee's place of residence as then recorded on the books of Employer or to Employer at its principal office.

10. Waiver. No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

11. Governing Law. This agreement shall be governed by the laws of the State of Ohio.

12. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

13. Severability. In case any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other enforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions have never been contained herein.

14. Successors and Assigns. Subject to the requirements of Section 7, above, this Agreement shall be binding upon Employee, Employer and Employer's successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        INTERLOTT TECHNOLOGIES, INC.



                                        By:  ________________________________



                                        EMPLOYEE



                                        ________________________________
                                        David F. Nichols



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


                                                                   Attachment A

                                EMPLOYEE BENEFITS

Automobile Allowance                                 750
Group Accident Life                                  $500,000 Employee
Long Term Disability Insurance                       Yes
Short Term Disability Supplement                     Yes































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